(ADR EXCHANGE BOI# 48A - 51+ HOLDERS) Letter of Transmittal to Surrender Company A American Depositary Shares (ADSs) Evidenced by American Depositary Receipts (ADRs)

Investor ID Number

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In order to receive the merger entitlement, please complete, sign and return this Letter of Transmittal together your Company A ADRs in the envelope enclosed for your convenience. Your ADR number(s) and respective number of ADSs are indicated in Box 2 below.

I/We, the undersigned, surrender to you for exchange the ADRs identified below. I/We certify that I/we have full authority to surrender these ADRs and such ADRs are free and clear of all liens, restrictions, adverse claims and encumbrances, and I/we have complied with all requirements as stated in the instructions on the reverse side of this Letter of Transmittal.

PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) BY COMPLETING THE INFORMATION IN BOX NUMBER 5 ON THE REVERSE SIDE.

2 ADRs being surrendered	ADR No(s).	Number of ADSs

3 **Total ADSs Presented** ____________

1 *Signature:* This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.*

X ______________________ | ______ | ______________________
Signature of ADR Holder | Date | Daytime Telephone #

X ______________________ | ______ | ______________________
Signature of ADR Holder | Date | Daytime Telephone #

If you cannot produce some or all of your **COMPANY A** ADRs, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

*** Read certification on reverse side before signing.**

Please complete the back if you would like to transfer ownership or request special mailing.

4 **AFFIDAVIT OF LOST, MISSING OR DESTROYED ADR CERTIFICATE(S) AND AGREEMENT OF INDEMNITY**

THIS AFFIDAVIT IS INVALID IF PAYMENT* IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW.

Investor ID Number

TOTAL ADSs LOST ☞	
Please Fill In ADR No(s). if Known	Number of ADSs
Attach separate schedule if needed	

By signing this form I/we or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the ADR certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the securities, and also to request and induce Liberty Mutual Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 285019990LMS. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/we or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Liberty Mutual Insurance Company (the Surety), Computershare Trust Company, N.A., Computershare, Inc., Computershare Shareowner Services LLC., The Bank of New York Mellon, as Depositary, **Company A**, and their agents, representatives, successors and assigns, and all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 285019990LMS underwritten by Liberty Mutual Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (ADR Holder) ______________________ on this (date) ______________________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security # ______________________ Date ______________________ Notary Public ______________________
Month Day Year

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium and service fee, if any, that you must submit with this form.

1. Calculate the ADS value of the lost ADSs by multiplying the number of ADSs that are lost by the Cash Rate:

- *Enter number of ADS(s) lost ______________ X (Cash Rate) $______________ = $______________ ADS value*
- ***If the ADS value exceeds $250,000.00, or if the ADR Holder is a non U.S. resident and the ADS value exceeds $250,000.00, do not complete this affidavit. Complete only the Letter of Transmittal and contact Shareowner Services regarding the lost ADR(s).***

2. Calculate a Surety Premium. Minimum Surety Premium is $20.00. If calculated Surety Premium is $20.00 or less, enter $20.00 in the space provided.

- *The surety premium equals 3% (.03) of the ADS value noted in line 1 above: $__________ X (3%) or (.03) = ...$______________ Surety Premium (Minimum $20.00)*

3. Add the service fee based on the ADS value fee guide noted below......................................$______________ Service Fee

- *If the ADS value is less than or equal to $100.00, the Service Fee = $0.00 (Minimum Fee)*
- *If the ADS value is greater than $100.00, the Service Fee = $50.00 (Maximum Fee)*

4. Total amount due (add lines 2 & 3)......................................$______________ Total Amount

Please enclose payment* (money order, certified check or cashiers' check) for the required amount, made payable to Shareowner Services.

5 **SUBSTITUTE FORM W-9 – Department of the Treasury, Internal Revenue Service**
Payer's Request for Taxpayer Identification Number (TIN)

Part 1 – PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

FILL IN the space below.

Under penalties of perjury. I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

EXEMPT PAYEE ☐

Please check appropriate box:

Individual/sole proprietor ☐

C Corporation ☐ S Corporation ☐

Partnership ☐ Trust/estate ☐

☐ Limited liability company. Enter the tax classification (C=C Corporation, S=S Corporation, P=Partnership) ▸ ____________ Enter appropriate tax classification here

☐ Other ▶ ____________ See enclosed Instructions

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Signature ______________________________ Date ____________

Rev. January 2011

6 **Special Transfer Instructions and Signature Guarantee Medallion**

If you want your **COMPANY B** ADR and any cash payment, where applicable issued in **another name**, fill in this section with the information for the new account name.You must also complete the Transfer Reason box below in Instruction 6.

______________________________ Name (Please Print First, Middle & Last Name)

______________________________ (Title of Officer Signing this Guarantee)

______________________________ Address (Number and Street)

______________________________ (Name of Guarantor - Please Print)

______________________________ (City, State & Zip Code)

______________________________ (Address of Guarantor Firm)

______________________________ (Tax Identification Number)

7 **Special Mailing Instructions**

Fill in ONLY if mailing to someone other than the signer(s) in Box 1 or to the signer(s) in Box 1 at an address other than that shown on the front of this card.
Mail ADR and any cash payment, where applicable to:

______________________________ Name (Please Print First, Middle & Last Name)

______________________________ Address (Number and Street)

____

______________________________ (City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL FORM

1 Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your ADRs in the enclosed envelope. The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the exchange. The signer(s) hereby irrevocably appoints the Exchange Agent as lawful agent and attorney-in-fact of the signer(s) to effect the exchange (such power of attorney being deemed coupled with an interest). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death and incapacity of the undersigned. The signer(s) understands that surrender will not be deemed to have been made in acceptable form until receipt by the Exchange Agent of the Letter of Transmittal or a facsimile hereof, duly completed and manually signed together with such ADRs and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any surrender of the ADRs hereunder will be determined by the Exchange Agent and that such determination will be final and binding. The signer(s) acknowledges that until the signer(s) surrenders the ADRs, the signer(s) will not receive any entitlement in exchange for the ADRs. The signer(s) further agrees that no interest will accrue on any cash entitlement or any dividends, where applicable.

2 Your ADR number(s) and respective number of ADSs you hold are indicated in Box 2.

3 Please indicate the total number of COMPANY A ADSs you are presenting in Box 3.

4 If you cannot produce some or all of your **Company A** ADRs, you must obtain a lost instrument open penalty surety bond and file it with Shareowner Services. To do so through the Shareowner Services' program with Liberty Mutual Insurance Company, complete Box 4 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. *Please print clearly.* Alternatively, **you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.** In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Shareowner Services its service fee only, when applicable. Please contact us at the number provided below for further instructions on obtaining your own bond.

5 **PLEASE SIGN IN BOX 5 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 5 and sign to certify. Please note that Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. **To avoid back up withholding, you are required to fully and accurately complete the Substitute Form W-9. For additional instructions, please see the *"Important Tax Information"* document. Note: You are required to check the appropriate box for your status (Individual/Sole proprietor, Corporation, etc.) to avoid withholding.** If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

6 If you want your COMPANY B ADR and any cash payment, where applicable, to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be Medallion Signature guaranteed. **To complete your transfer request you must also indicate below a Transfer Reason by executing the Transfer Reason box below.**

Transfer Reason[1] - *Check only one:* All transfers will be assumed to be Gifts if no reason is provided. If we receive documentation (e.g., death certificate) indicating that the registered shareowner is deceased, the transfer reason will default to Death.

☐ Gift	Date of Gift[2]:	____/____/____	(Gift applies to certificates only)	
☐ Private Sale	Date of Sale[3]:	____/____/____	Value per ADS:	USD__________. ___ ___
☐ Death	Date of Death[3]:	____/____/____	Value per ADS[4]:	USD__________. ___ ___
☐ None of the above[5]:	______________________________(Please specify)			

[1] You may wish to consult with your tax advisor on the definition and tax implications for each type of transfer.
[2] If not provided, gift date for certificates will default to the date that the transfer is processed. For book entry ADSs, the gift date will always be the date that the transfer is processed.
[3] Date of Sale/Death will default to the date that the transfer is processed unless provided. For transfers due to death, date of death will default to the date indicated in the documents (e.g., death certificate) received with the transfer instructions, if any.
[4] Required to determine cost basis to be applied per beneficiary.
[5] Existing cost basis of ADSs will be carried over to the new account.

7 Fill in Box 7 if, mailing to someone other than the signer(s) in Box 1 or to the signer(s) in Box 1 at an address other than that shown on the front of this card.

HOW TO CONTACT SHAREOWNER SERVICES

By Telephone – 9 a.m. to 6 p.m. New York time, Monday through Friday, except for holidays:

From within the U.S., Canada or Puerto Rico: 1-866-300-4353 (Toll Free)
From outside the U.S.: 1-201-680-6921 (Collect)

WHERE TO FORWARD THIS LETTER OF TRANSMITTAL AND ADRs
(If by mail, registered mail, properly insured, with return receipt is recommended)

By Mail:
Shareowner Services
Attn: Corporate Action Dept., 27th Floor
P.O. Box XXXX
South Hackensack, NJ 07606

By Overnight Courier or By Hand
Shareowner Services
Attn: Corporate Action Dept., 27th Floor
480 Washington Boulevard
Jersey City, NJ 07310